UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2020

OAKTREE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38986	98-1482650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

(213) 830-6300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	OAC.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	OAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	OAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Merger Agreement

On September 30, 2020, Oaktree Acquisition Corp., a Cayman Islands exempted company (“OAC”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among OAC, Rx Merger Sub, Inc., a Delaware corporation (“OAC Merger Sub”), and Hims, Inc., a Delaware corporation (“Hims”).

The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of OAC and Hims.

The Business Combination

The Merger Agreement provides for, among other things, the following transactions on the closing date: (i) OAC will become a Delaware corporation (the “Domestication”) and, in connection with the Domestication, (A) OAC’s name will be changed to “Hims & Hers Health, Inc.”, (B) each outstanding Class A ordinary share of OAC and each outstanding Class B ordinary share of OAC will become one share of Class A common stock of OAC (the “New Hims Class A Common Stock”), and (C) each outstanding warrant of OAC will become one warrant to purchase one share of New Hims Class A Common Stock; and (ii) following the Domestication, OAC Merger Sub will merge with and into Hims, with Hims as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of OAC (the “Merger”).

The Domestication, the Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination”.

In connection with the Business Combination, OAC will adopt a dual class stock structure pursuant to which all stockholders of OAC will hold only shares of New Hims Class A Common Stock, except for Andrew Dudum, the Chief Executive Officer and Founder of Hims, who will hold, directly or indirectly, shares of New Hims Class A Common Stock and shares of Class V common stock of OAC (the “New Hims Class V Common Stock”). Immediately following the closing of the Business Combination, and by virtue of Mr. Dudum’s holdings of New Hims Class A Common Stock and New Hims Class V Common Stock, Mr. Dudum is expected to hold approximately 90% of the voting power of the capital stock of OAC on a fully-diluted basis. The New Hims Class V Common Stock will also be subject to a “sunset” and conversion to New Hims Class A Common Stock if Mr. Dudum (i) no longer serves in a senior executive or board role, or (ii) transfers any shares of New Hims Class V Common Stock (except for permitted transfers).

The Business Combination is expected to close in the fourth quarter of 2020, following the receipt of the required approval by OAC’s shareholders and the fulfillment of other customary closing conditions.

Merger Consideration

In accordance with the terms and subject to the conditions of the Merger Agreement, based on an implied equity value of $1.6 billion, minus up to $75 million of cash consideration at closing to Hims stockholders at Hims’s election, plus the aggregate strike price of all Hims options and warrants, (i) each share of Hims common stock, restricted stock and preferred stock (other than dissenting shares and shares held by Hims as treasury stock (which shares will be cancelled for no consideration as part of the Merger)) will be cancelled and converted into the right to receive the applicable portion of the merger consideration comprised of New Hims Class A Common Stock, earn out shares (as described below) and warrants to acquire shares of New Hims Class A Common Stock, each as determined in the Merger Agreement, (ii) all equity awards of Hims will be assumed by OAC and converted into comparable equity awards that are settled or exercisable for shares of New Hims Class A Common Stock, earn out restricted stock unit awards and warrant restricted stock unit awards with a value as if such Hims equity awards were exercised prior to the closing of the Business Combination and (iii) each warrant of Hims that is unexercised will be assumed by OAC and represent the right to receive the applicable portion of the merger consideration upon exercise of such warrant as if such warrant was exercised prior to the closing of the Business Combination. Each Hims equityholder will receive its applicable portion of the 16 million earn out shares (or equivalent equity award) that will vest in equal thirds if the trading price of New Hims Class A Common Stock is greater than or equal to $15, $17.50 and $20 for any 10 trading days within any 20-trading day period and will also vest in connection with any Company Sale (as defined in the Merger Agreement) if the applicable thresholds are met in such Company Sale.

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. OAC has also agreed to take all action within its power as may be necessary or appropriate such that, effective immediately after the closing of the Business Combination, the OAC board of directors shall consist of up to eight directors, which shall include the board of directors of Hims prior to the signing of the Merger Agreement plus up to four individuals to be identified at the sole discretion of Hims. In addition, OAC has agreed to adopt an equity incentive plan in an amount not to exceed 10% of OAC’s equity interests on a fully-diluted basis with an annual evergreen provision in an amount not to exceed 5% on a fully-diluted basis and employee stock purchase plan in an amount not to exceed 2% of OAC’s equity interests on a fully-diluted basis with an annual evergreen provision in an amount not to exceed 1% on a fully-diluted basis.

Conditions to Each Party’s Obligations

The obligations of OAC and Hims to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval of OAC’s shareholders and (iii) OAC having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) remaining after the closing of the Business Combination.

In addition, the obligation of Hims to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the aggregate cash proceeds from OAC’s trust account, together with the proceeds from the PIPE Financing (as defined below), equaling no less than $200,000,000 (after deducting any amounts paid to OAC shareholders that exercise their redemption rights in connection with the Business Combination) and (ii) the approval by the New York Stock Exchange of OAC’s initial listing application in connection with the Business Combination.

In addition, prior to the closing of the Business Combination, 25.0% of the Class B ordinary shares of OAC and private placement warrants of OAC will be surrendered and forfeited by Oaktree Acquisition Holdings, L.P. (the “Sponsor”) in accordance with the Sponsor Agreement (as defined below) and reissued to existing Hims equityholders as New Hims Class A Common Stock (or equivalent equity awards in respect thereof) and warrants to acquire shares of New Hims Class A Common Stock (or equivalent equity awards in respect thereof) as part of the merger consideration described above and the Domestication will be consummated.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to, (i) by mutual written consent of OAC and Hims, (ii) by OAC if (A) if there has occurred a Hims Material Adverse Effect (as defined in the Merger Agreement) such that certain conditions to the obligations of OAC and OAC Merger Sub (together, the “OAC Parties”) could not or would not reasonably be expected to be satisfied on or prior to March 30, 2021 or (B) the representations and warranties of Hims are not true and correct or if Hims fails to perform any covenant or agreement set forth in the Merger Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by Hims if (A) if there has occurred an OAC Material Adverse Effect (as defined in the Merger Agreement) such that certain conditions to the obligations of Hims could not or would not reasonably be expected to be satisfied on or prior to March 30, 2021 or (B) the representations and warranties of any OAC Party are not true and correct or if any OAC Party fails to perform any covenant or agreement set forth in the Merger Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) subject to certain limited exceptions, by either OAC or Hims if the Business Combination is not consummated by March 30, 2021, (v) by Hims, if there has been a Change in Recommendation (as defined in the Merger Agreement), (vi) by either OAC or Hims if certain required approvals are not obtained by OAC shareholders after the conclusion of a meeting of OAC’s shareholders held for such purpose at which such shareholders voted on such approvals, and (vi) by OAC, at any time prior to the delivery of the Hims stockholder Written Consent (as defined in the Merger Agreement), if not delivered to OAC when required under the Merger Agreement.

If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations, except in the case of Fraud (as defined in the Merger Agreement) or willful and material breach of the Merger Agreement.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. OAC does not believe that these schedules contain information that is material to an investment decision.

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, OAC, the Sponsor and Hims entered into a sponsor agreement (the “Sponsor Agreement”), pursuant to which the Sponsor has agreed to, among other things, (i) vote in favor of the Merger Agreement and the transactions contemplated thereby (including the Merger), (ii) surrender and forfeit 25.0% of the Class B ordinary shares of OAC and private placement warrants of OAC for no consideration and as a contribution to the capital of OAC to be effectuated in connection with the consummation of the Business Combination, (iii) waive any adjustment to the conversion ratio set forth in OAC’s amended and restated memorandum and articles of association with respect to the Class B ordinary shares of OAC held by the Sponsor, (iv) be bound by certain other covenants and agreements related to the Business Combination and (v) be bound by certain transfer restrictions with respect to its shares in OAC prior to the closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.

The foregoing description of the Sponsor Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Agreement, which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

PIPE Financing (Private Placement)

In connection with the signing of the Merger Agreement, OAC entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and OAC agreed to issue and sell to such investors, on the closing date, an aggregate of 7,500,000 shares of New Hims Class A Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $75,000,000 (the “PIPE Financing”).

The foregoing description of the Subscription Agreements and the PIPE Financing is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement, which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Hims Stockholder Support Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of Hims (collectively, the “Hims Stockholders”) entered into support agreements (collectively, the “Hims Stockholder Support Agreements”) with OAC, pursuant to which the Hims Stockholders have agreed to, among other things, (i) vote in favor of the Merger Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Business Combination.

The foregoing description of the Hims Stockholder Support Agreements is subject to and qualified in its entirety by reference to the full text of the form of Hims Stockholder Support Agreement, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

At the closing of the Business Combination, OAC and the Sponsor will enter into a registration rights agreement (the “Parent Registration Rights Agreement”) pursuant to which, among other things, the Sponsor will be granted certain customary registration rights with respect to its shares of New Hims Class A Common Stock.

The foregoing description of the Parent Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of Parent Registration Rights Agreement, a copy of which is included as Exhibit I-1 to Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Amended and Restated Investors’ Rights Agreement

Concurrently with the execution of the Merger Agreement, OAC and certain Hims Stockholders entered into an amended and restated investors’ rights agreement (the “A&R Company Investors’ Rights Agreement”) contingent upon and to be effective immediately prior to the closing of the Business Combination pursuant to which, among other things (i) such Hims Stockholders have agreed not to effect any sale or distribution of OAC equity securities during the lock-up period described therein and (ii) will be granted certain customary registration rights with respect to their shares of New Hims Class A Common Stock.

The foregoing description of the A&R Company Investors’ Rights Agreement is subject to and qualified in its entirety by reference to the full text of the A&R Company Investors’ Rights Agreement, which is attached as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of New Hims Class A Common Stock to be offered and sold in connection with Business Combination and the PIPE Financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On September 30, 2020, OAC and Hims issued a press release announcing their entry into the Merger Agreement and the PIPE Financing. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that OAC and Hims have prepared for use in connection with the PIPE Financing and the announcement of the Business Combination.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information and Where to Find It

OAC intends to file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus relating to the Business Combination, which will be mailed to its shareholders once definitive. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. OAC’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Business Combination, as these materials will contain important information about OAC, Hims and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of OAC as of a record date to be established for voting on the Business Combination. Shareholders of OAC will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a written request to: Oaktree Acquisition Corp., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Participants in the Solicitation

OAC and its directors and executive officers may be deemed participants in the solicitation of proxies from OAC’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in OAC is contained in OAC’s annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Oaktree Acquisition Corp., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the Business Combination when available.

Hims and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of OAC in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the Business Combination when available.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements. Forward-looking statements generally relate to future events or OAC’s or Hims’ future financial or operating performance. For example, statements about the expected timing of the completion of the Business Combination, the benefits of the Business Combination, the competitive environment, and the expected future performance (including future revenue, pro format enterprise value, and cash balance) and market opportunities of Hims are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by OAC and its management, and Hims and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against OAC, Hims, the combined company or others following the announcement of the Business Combination; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of OAC or to satisfy other conditions to closing, including the satisfaction of the minimum trust account amount following any redemptions; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards at or following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of Hims as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Hims or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the limited operating history of Hims; (12) the Hims business is subject to significant governmental regulation; (13) the Hims business may not successfully expand into other markets, including womens’ health and (14) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in OAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and which will be set forth in a Registration Statement on Form S-4 to be filed by OAC with the SEC in connection with the Business Combination.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither OAC nor Hims undertakes any duty to update these forward-looking statements.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of September 30, 2020, by and among Oaktree Acquisition Corp., Rx Merger Sub, Inc. and Hims, Inc.

10.1	Sponsor Agreement, dated as of September 30, 2020, by and among Oaktree Acquisition Holdings, L.P., Oaktree Acquisition Corp. and Hims, Inc.

10.2	Form of Subscription Agreement.

10.3	Form of Support Agreement.

10.4	Amended and Restated Investors’ Rights Agreement, dated as of September 30, 2020, by and among Oaktree Acquisition Corp. (as predecessor to Hims & Hers Health, Inc.) and the Hims stockholders party thereto.

99.1	Press Release, dated October 1, 2020.

99.2	Investor Presentation.

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2020	OAKTREE ACQUISITION CORP.

	By:	/s/ Patrick McCaney
	Name:	Patrick McCaney
	Title:	Chief Executive Officer